As filed with the Securities and Exchange Commission on December 19, 2019

Registration No. 333-133697

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AROTECH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	6719	95-4302784
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1229 Oak Valley Drive

Ann Arbor, Michigan 48108

800-281-0356

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Noah Blitzer

Vice President and Secretary

Arotech Corporation

1229 Oak Valley Drive

Ann Arbor, Michigan 48108

(800) 281-0356

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Shawn OHargan, P.C.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

(Name, Address and Telephone Number of Agent for Service)

Approximate date of commencement of proposed sale to public: Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-133697) of Arotech Corporation (“Arotech” or the “Registrant”), initially filed with the Securities and Exchange Commission on May 1, 2006, and amended by Amendment No. 1 on July 24, 2006, amended by Amendment No. 2 on August 24, 2006, and amended by Post-Effective Amendment No. 1 on May 1, 2007 (the “Registration Statement”), hereby further amends the Registration Statement to deregister all securities registered pursuant to the Registration Statement and not otherwise sold as of the date this Post-Effective Amendment No. 2 is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Ann Arbor, State of Michigan, on December 19, 2019.

Arotech Corporation

By:	/s/ Dean M. Krutty
Name:	Dean M. Krutty
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dean M. Krutty	Chief Executive Officer (Principal Executive Officer)	December 19, 2019
Dean M. Krutty

/s/ Kelli L. Kellar	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	December 19, 2019
Kelli L. Kellar

/s/ Noah Blitzer	Director	December 19, 2019
Noah Blitzer

/s/ Noah Roy	Director	December 19, 2019
Noah Roy